EXHIBIT 99.1

Encore Bancshares Reports Fourth Quarter 2010 Net Earnings of $420,000

HOUSTON, Jan. 28, 2011 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the fourth quarter of 2010.

Fourth Quarter Highlights

Completed sale of Florida franchise on December 31, 2010

Included in the sale:

  $180.8 million of deposits
  $61.5 million of loans
  4 branches

Continued growth of Texas franchise compared with December 31, 2009

  Deposit growth of 10.0%
  Commercial loan growth of 12.0%
  Demand deposits were 20.9% of total deposits, up from 14.6%
  Assets under management grew 6.9% to $2.9 billion

Significant improvement in credit quality

  Nonperforming assets decreased $24.9 million, or 39.7%, compared with September 30, 2010
  Allowance for loan losses of 2.02% of loans, excluding loans held for sale

Capital ratios continue to be strong

  Estimated tier 1 capital ratio of 15.06%
  Tangible common equity ratio of 6.86%

"With the completion of the sale of our Florida operations, our sole focus will be Houston, which we believe is leading the rebounding economy," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "We are very optimistic about our growth potential in Houston as we believe we can benefit from the disruptions local customers are likely to experience from other bank consolidations. We will continue providing the highest level of personalized service in the Houston market."

Earnings

For the three months ended December 31, 2010, our net earnings were $420,000, compared with net earnings of $1.6 million for the same period of 2009. Loss per diluted common share for the fourth quarter of 2010 was $0.01, compared with earnings per diluted common share of $0.09 for the same period of 2009, after deducting preferred dividends for each period.

For the twelve months ended December 31, 2010, the net loss was $22.9 million, compared with net earnings of $1.8 million for the same period of 2009. The loss per diluted common share was $2.25, compared with a net loss of $0.04 per diluted common share for the comparable period of 2009, after deducting preferred dividends for each period. The loss was due primarily to credit costs and write downs of assets held for sale in Florida.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the fourth quarter of 2010 was $11.2 million, a decrease of $530,000, or 4.5% compared with the same period of 2009. The net interest margin (TE) contracted 15 basis points to 2.89% during the same comparison period. Net interest income (TE) for the twelve months ended December 31, 2010 was $45.0 million, a decrease of $2.0 million, or 4.2%, compared with the same period of 2009. The net interest margin (TE) contracted 17 basis points during this same comparison period. The decrease in margin for both periods was due primarily to the decrease in loans, due in part to the sale of loans in Florida as we exited the Florida market, and an offsetting increase in short term lower yielding investments. On a linked quarter basis (compared with the immediately preceding quarter), net interest income (TE) was relatively flat, as average earning assets decreased by approximately $16.5 million, and the net interest margin increased 6 basis points.  The increase in margin was due primarily to an increase in securities, and an offsetting decrease in temporary investments. Average temporary investments, which we were holding partly in anticipation of the Florida operations sale which closed December 31, were $243.3 million or 15.8% of average interest earning assets for the fourth quarter of 2010.

Noninterest Income

Noninterest income was $9.9 million for the fourth quarter of 2010, an increase of $1.8 million, or 21.8%, compared with the same period of 2009. In the fourth quarter of 2010, we recorded a $2.6 million gain on sale of branches related to the sale of our Florida operations. This one time gain was partly offset by a $1.9 million reduction in the gain on sale of securities compared with the fourth quarter of 2009. In addition, trust and investment management fees increased $565,000, or 12.4%, as assets under management grew 6.9% due primarily to the improvements in the equity markets. We also had a gain of $319,000 in the fourth quarter on the sale of $6.4 million of second mortgage loans.

Noninterest Expense

Noninterest expense was $18.3 million for the fourth quarter of 2010, an increase of $3.6 million, compared with the same period of 2009. The increase was due primarily to a $3.8 million write down of assets held for sale in Florida and compensation expense. Compensation expense rose in part due to the addition of new lenders earlier in the year to grow our commercial lending platform in Houston.  These expenses were partially offset by lower expenses for foreclosed real estate.

Segment Earnings

On a segment basis, our banking segment showed a net loss of $394,000, compared with earnings of $753,000 in the same period of 2009. Our wealth management group had net earnings of $1.0 million for the fourth quarter of 2010, essentially the same as the comparable period of 2009. Our insurance agency showed essentially flat earnings compared with the same period of 2009.

Loans

Period end loans, including loans held for sale, were $933.3 million at December 31, 2010, a decrease of $146.0 million, or 13.5%, compared with December 31, 2009. This decrease was due primarily to the sale of Florida loans as we exited the Florida market. Commercial loans in Texas grew 12.0% in the same comparison period.

Deposits

Period end deposits were $1.1 billion, at December 31, 2010, a decrease of $141.4 million, or 11.9%, compared with December 31, 2009. The decrease was due primarily to the sale of approximately $231.3 million in Florida deposits in May and December. Total Texas deposits increased 10.0% compared with year end 2009. Noninterest-bearing deposits at December 31, 2010 were $219.8 million, an increase of $65.2 million, or 42.2%, and represent 20.9% of total deposits at such date.  Average deposits were $1.2 billion for the fourth quarter of 2010, an increase of $59.0 million, or 5.0%, compared with the same period of 2009.

Credit Quality and Capital Ratios

The provision for loan losses was $2.6 million for the fourth quarter of 2010, compared with $3.0 million for the same period of 2009. Net charge-offs for the fourth quarter were $4.9 million, or 1.95% of average total loans on an annualized basis, compared with $4.1 million, or 1.49% of average total loans on an annualized basis in the same period of 2009. Commercial loan charge-offs were $2.4 million, which consisted primarily of a land loan in Houston for which a specific reserve was provided in the second quarter of 2010.  The allowance for loan losses was $18.6 million, or 2.02% of loans, excluding loans held for sale, at December 31, 2010, compared with $26.5 million, or 2.46% of loans at December 31, 2009.

At December 31, 2010, nonperforming assets were $37.7 million compared with $62.5 million at September 30, 2010 and $50.6 million at December 31, 2009. Nonperforming loans were $28.4 million at December 31, 2010, compared with $51.7 million at September 30, 2010, a decrease of $23.3 million, or 45.1%. The decrease in nonperforming loans was due mainly to the bulk sale of Florida loans in the fourth quarter, which included $19.8 million in nonperforming loans. Of the $13.2 million of nonperforming loans in Florida at December 31, 2010, $8.6 million were held for sale. Nonperforming loans in Texas were $15.2 million at December 31, 2010, compared with $17.4 million at September 30, 2010.

Investment in real estate was $9.3 million at December 31, 2010, compared with $10.9 million at September 30, 2010, a decrease of $1.6 million, or 14.3%. The decrease resulted primarily from the sale of a Houston residential property. Restructured loans still accruing were $804,000 at December 31, 2010, compared with $2.6 million at September 30, 2010. The decrease was due primarily to a land loan in Florida that was sold.

As of December 31, 2010, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 15.06%, 16.62%, and 9.06%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per share and tangible book value per share were $12.11 and $8.57 at December 31, 2010, compared with $12.33 and $8.76 at September 30, 2010.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, January 28, 2011, at 10:00 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, January 31, 2011.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area. Headquartered in Houston and with $1.5 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2009 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three		As of and for the Years
	Months Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Operations Statement Data:
Interest income	$ 16,725	$ 18,555	$ 68,803	$ 77,226
Interest expense	5,624	6,934	24,304	30,731
Net interest income	11,101	11,621	44,499	46,495
Provision for loan losses	2,597	3,009	35,169	16,660
Net interest income after provision for loan losses	8,504	8,612	9,330	29,835
Noninterest income	9,859	8,093	31,743	27,337
Noninterest expense	18,289	14,687	76,676	54,424
Net earnings (loss) before income taxes	74	2,018	(35,603)	2,748
Income tax expense (benefit)	(346)	435	(12,693)	962
Net earnings (loss)	$ 420	$ 1,583	$ (22,910)	$ 1,786

Earnings (loss) available to common shareholders	$ (137)	$ 1,029	$ (25,134)	$ (428)

Common Share Data:
Basic earnings (loss) per share (1)	$ (0.01)	$ 0.10	$ (2.25)	$ (0.04)
Diluted earnings (loss) per share (1)	(0.01)	0.09	(2.25)	(0.04)
Book value per share	12.11	15.01	12.11	15.01
Tangible book value per share (2)	8.57	11.10	8.57	11.10

Average common shares outstanding	11,391	10,513	11,179	10,381
Diluted average common shares outstanding	11,391	11,536	11,179	10,381
Common shares outstanding at end of period	11,431	10,504	11,431	10,504

Selected Performance Ratios:
Return on average assets	0.10%	0.39%	(1.40)%	0.11%
Return on average common equity (1)	(0.39)%	2.58%	(16.54)%	(0.27)%
Return on average tangible common equity (1)(2)	(0.54)%	3.27%	(22.62)%	(0.34)%
Taxable-equivalent net interest margin (2)	2.89%	3.04%	2.93%	3.10%
Efficiency ratio	77.96%	81.66%	91.45%	75.16%
Noninterest income to total revenue	47.04%	41.05%	41.63%	37.03%

(1) Using earnings (loss) available to common shareholders.
(2) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2010	2010	2010	2010	2009

ASSETS
Cash and due from banks	$ 13,523	$ 16,825	$ 14,718	$ 18,420	$ 16,796
Interest-bearing deposits in banks	49,478	231,866	314,624	237,771	172,984
Federal funds sold and other	1,098	993	902	1,695	7,396
Cash and cash equivalents	64,099	249,684	330,244	257,886	197,176
Securities available-for-sale, at estimated fair value	251,784	198,530	72,153	138,495	140,651
Securities held-to-maturity, at amortized cost	107,618	55,436	68,628	88,454	117,171
Loans held-for-sale	12,838	111,505	77,914	81,953	1,058
Loans receivable	920,457	924,589	972,765	974,301	1,078,205
Allowance for loan losses	(18,639)	(20,967)	(26,675)	(25,132)	(26,501)
Net loans receivable	901,818	903,622	946,090	949,169	1,051,704
Federal Home Loan Bank of Dallas stock, at cost	9,610	9,602	9,593	9,578	9,569
Investment in real estate	9,298	10,852	13,602	11,054	14,639
Premises and equipment, net	7,023	7,284	7,567	9,327	15,484
Cash surrender value of life insurance policies	15,935	15,786	15,637	15,489	15,339
Goodwill	35,799	35,799	35,799	35,799	35,799
Other intangible assets, net	4,716	4,876	5,034	5,192	5,351
Accrued interest receivable and other assets	47,279	44,430	40,085	32,176	31,414
Other assets held-for-sale	--	3,256	3,269	3,344	--
	$ 1,467,817	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 219,756	$ 205,927	$ 182,729	$ 156,071	$ 174,102
Interest-bearing	830,688	838,125	832,876	802,597	1,017,734
Deposits held-for-sale	--	187,433	184,106	242,755	--
Total deposits	1,050,444	1,231,485	1,199,711	1,201,423	1,191,836
Borrowings and repurchase agreements	219,777	220,818	219,602	218,560	220,612
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Accrued interest payable and other liabilities	9,016	8,028	7,804	7,094	15,620
Other liabilities held-for-sale	--	6	6	10	--
Total liabilities	1,299,856	1,480,956	1,447,742	1,447,706	1,448,687

Commitments and contingencies
Shareholders' equity:
Preferred stock	29,500	29,368	29,238	29,107	28,976
Common stock	11,479	11,421	11,416	11,195	10,527
Additional paid-in capital	122,678	121,939	121,533	121,345	116,084
Retained earnings	5,961	6,098	15,079	28,288	31,095
Common stock in treasury, at cost	(455)	(389)	(346)	(319)	(233)
Accumulated other comprehensive income (loss)	(1,202)	1,269	953	594	219
Shareholders' equity	167,961	169,706	177,873	190,210	186,668
	$ 1,467,817	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355

Ratios and Per Share Data:
Leverage ratio (1)	9.06%	9.00%	9.93%	10.73%	10.55%
Tier 1 risk-based capital ratio (1)	15.06%	13.26%	14.59%	15.56%	14.80%
Total risk-based capital ratio (1)	16.62%	14.79%	15.86%	16.82%	16.07%
Book value per share	$ 12.11	$ 12.33	$ 13.06	$ 14.43	$ 15.01
Tangible book value per share (2)	8.57	8.76	9.47	10.76	11.10
Tangible common equity to tangible assets (2)	6.86%	6.19%	6.80%	7.52%	7.31%

(1) Estimated at December 31, 2010.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended					Years Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	December 31,
	2010	2010	2010	2010	2009	2010	2009
Interest income:
Loans, including fees	$ 14,646	$ 15,408	$ 15,441	$ 15,694	$ 16,168	$ 61,189	$ 68,006
Securities	1,872	1,276	1,526	2,046	2,177	6,720	8,518
Federal funds sold and other	207	238	234	215	210	894	702
Total interest income	16,725	16,922	17,201	17,955	18,555	68,803	77,226
Interest expense:
Deposits	2,562	2,827	2,962	3,042	4,507	11,393	21,013
Deposits held-for-sale	636	698	863	1,010	--	3,207	--
Borrowings and repurchase agreements	2,128	2,127	2,139	2,116	2,129	8,510	8,493
Junior subordinated debentures	298	301	298	297	298	1,194	1,225
Total interest expense	5,624	5,953	6,262	6,465	6,934	24,304	30,731
Net interest income	11,101	10,969	10,939	11,490	11,621	44,499	46,495
Provision for loan losses	2,597	9,599	18,013	4,960	3,009	35,169	16,660
Net interest income after provision for loan losses	8,504	1,370	(7,074)	6,530	8,612	9,330	29,835
Noninterest income:
Trust and investment management fees	5,122	4,639	4,591	4,618	4,557	18,970	16,894
Mortgage banking	501	150	78	36	41	765	653
Insurance commissions and fees	1,120	1,524	1,488	1,639	1,098	5,771	5,477
Net gain on sale of available-for-sale securities	38	261	120	99	1,937	518	2,324
Gain on sale of branches	2,567	--	1,115	--	--	3,682	--
Other	511	454	555	517	460	2,037	1,989
Total noninterest income	9,859	7,028	7,947	6,909	8,093	31,743	27,337
Noninterest expense:
Compensation	8,469	8,503	8,638	8,551	7,657	34,161	30,163
Occupancy	1,339	1,395	1,454	1,478	1,546	5,666	6,050
Equipment	261	274	330	363	383	1,228	1,695
Advertising and promotion	137	146	153	181	177	617	807
Outside data processing	910	874	897	870	829	3,551	3,173
Professional fees	1,165	1,325	1,435	921	1,126	4,846	4,017
Intangible amortization	160	158	159	158	170	635	681
FDIC assessment	790	1,532	703	655	1,047	3,680	2,115
Foreclosed real estate expenses, net	119	4,458	1,402	1,124	675	7,103	1,503
Write down of assets held-for-sale	3,820	1,012	2,793	2,535	--	10,160	--
Other	1,119	1,051	1,431	1,428	1,077	5,029	4,220
Total noninterest expense	18,289	20,728	19,395	18,264	14,687	76,676	54,424
Net earnings (loss) before income taxes	74	(12,330)	(18,522)	(4,825)	2,018	(35,603)	2,748
Income tax expense (benefit)	(346)	(3,904)	(5,869)	(2,574)	435	(12,693)	962
Net earnings (loss)	$ 420	$ (8,426)	$ (12,653)	$ (2,251)	$ 1,583	$ (22,910)	$ 1,786
Earnings (loss) available to common shareholders	$ (137)	$ (8,981)	$ (13,209)	$ (2,807)	$ 1,029	$ (25,134)	$ (428)
Earnings (loss) per common share:
Basic	$ (0.01)	$ (0.79)	$ (1.16)	$ (0.27)	$ 0.10	$ (2.25)	$ (0.04)
Diluted	(0.01)	(0.79)	(1.16)	(0.27)	0.09	(2.25)	(0.04)
Average common shares outstanding	11,391	11,380	11,375	10,558	10,513	11,179	10,381
Diluted average common shares outstanding	11,391	11,380	11,375	10,558	11,536	11,179	10,381

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2010	2010	2010	2010	2009

Assets:
Interest-earning assets:
Loans	$ 1,004,472	$ 1,056,657	$ 1,059,695	$ 1,064,375	$ 1,085,616
Securities	292,241	209,365	186,777	230,390	241,267
Federal funds sold and other	243,304	290,541	275,148	220,019	205,944
Total interest-earning assets	1,540,017	1,556,563	1,521,620	1,514,784	1,532,827
Less: Allowance for loan losses	(20,433)	(27,144)	(24,796)	(26,672)	(27,197)
Noninterest-earning assets	131,861	128,197	122,236	126,284	111,470
Noninterest-earning assets held-for-sale	4,403	4,196	4,481	7,377	--
Total assets	$ 1,655,848	$ 1,661,812	$ 1,623,541	$ 1,621,773	$ 1,617,100

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 148,875	$ 139,820	$ 145,856	$ 153,023	$ 194,642
Money market and savings	298,725	279,084	238,000	240,292	312,987
Time deposits	386,634	410,318	415,615	400,451	507,102
Interest-bearing deposits held-for-sale	167,869	171,805	201,919	219,809	--
Total interest-bearing deposits	1,002,103	1,001,027	1,001,390	1,013,575	1,014,731
Borrowings and repurchase agreements	220,042	220,068	218,794	220,759	222,428
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,242,764	1,241,714	1,240,803	1,254,953	1,257,778
Noninterest-bearing liabilities:
Noninterest-bearing deposits	220,169	220,166	168,021	146,779	163,333
Noninterest-bearing deposits held-for-sale	14,767	14,983	17,830	17,213	--
Other liabilities	8,019	7,132	6,384	15,412	8,922
Other liabilities held-for-sale	197	216	253	303	--
Total liabilities	1,485,916	1,484,211	1,433,291	1,434,660	1,430,033
Shareholders' equity	169,932	177,601	190,250	187,113	187,067
Total liabilities and shareholders' equity	$ 1,655,848	$ 1,661,812	$ 1,623,541	$ 1,621,773	$ 1,617,100

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
Loan Portfolio:	2010	2010	2010	2010	2009
Commercial:
Commercial	$ 147,090	$ 138,594	$ 131,712	$ 115,653	$ 115,431
Commercial real estate	166,043	154,476	189,471	199,166	259,480
Real estate construction	46,326	54,140	55,332	66,618	87,008
Total commercial	359,459	347,210	376,515	381,437	461,919
Consumer:
Residential real estate first lien	205,531	207,386	215,911	211,366	222,337
Residential real estate second lien	269,727	280,245	290,934	289,344	291,433
Home equity lines	60,609	63,983	66,311	68,677	74,356
Consumer installment - indirect	4,671	5,520	6,311	7,339	8,372
Consumer other	20,460	20,245	16,783	16,138	19,788
Total consumer	560,998	577,379	596,250	592,864	616,286
Loans receivable	920,457	924,589	972,765	974,301	1,078,205
Loans held-for-sale	12,838	111,505	77,914	81,953	1,058
Total loans	$ 933,295	$ 1,036,094	$ 1,050,679	$ 1,056,254	$ 1,079,263

Asset Quality:
Nonaccrual loans - Texas (1)	$ 15,167	$ 17,445	$ 22,441	$ 8,860	$ 9,908
Nonaccrual loans - Florida (1)	13,233	34,251	41,773	31,851	26,080
Total nonaccrual loans (1)	28,400	51,696	64,214	40,711	35,988
Investment in real estate - Texas	4,783	5,762	6,194	6,954	9,494
Investment in real estate - Florida	4,515	5,090	7,408	4,100	5,145
Total investment in real estate	9,298	10,852	13,602	11,054	14,639
Total nonperforming assets	$ 37,698	$ 62,548	$ 77,816	$ 51,765	$ 50,627

Accruing loans past due 90 days or more	$ 313	$ --	$ --	$ --	$ 1,489

Restructured loans still accruing	$ 804	$ 2,570	$ 1,072	$ 5,710	$ 530

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate	4.00%	5.97%	7.31%	4.85%	4.63%
Net charge-offs to average total loans	1.95%	5.75%	6.23%	2.41%	1.49%
Allowance for loan losses to period end loans (excluding loans held-for-sale)	2.02%	2.27%	2.74%	2.58%	2.46%
Allowance for loan losses to nonperforming loans (excluding loans held-for-sale)	94.11%	88.89%	45.47%	61.73%	73.64%

Deposits:
Noninterest-bearing deposits	$ 219,756	$ 205,927	$ 182,729	$ 156,071	$ 174,102
Interest checking	173,839	145,257	152,041	157,796	211,174
Money market and savings	278,507	293,381	259,189	237,204	294,840
Time deposits less than $100	85,160	124,132	132,514	130,898	191,372
Core deposits	757,262	768,697	726,473	681,969	871,488
Time deposits $100 and greater	271,943	251,271	265,076	251,089	298,163
Brokered deposits	21,239	24,084	24,056	25,610	22,185
Deposits held-for-sale	--	187,433	184,106	242,755	--
Total deposits	$ 1,050,444	$ 1,231,485	$ 1,199,711	$ 1,201,423	$ 1,191,836

Assets Under Management	$ 2,857,390	$ 2,732,757	$ 2,592,186	$ 2,786,220	$ 2,673,832

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2010	2010	2010	2010	2009

Allowance for loan losses at beginning of quarter	$ 20,967	$ 26,675	$ 25,132	$ 26,501	$ 27,575

Charge-offs:
Commercial:
Commercial	(21)	(160)	(402)	(382)	(326)
Commercial real estate	(14)	(10,049)	(10,118)	(4,346)	(701)
Real estate construction	(2,329)	(3,407)	(3,101)	(322)	(3,142)
Total commercial	(2,364)	(13,616)	(13,621)	(5,050)	(4,169)

Consumer:
Residential real estate first lien	(1,261)	(503)	(1,707)	(618)	(813)
Residential real estate second lien	(1,106)	(879)	(1,301)	(434)	(626)
Home equity lines	(430)	(664)	(237)	(699)	(677)
Consumer installment - indirect	(7)	(53)	(68)	(77)	(100)
Consumer other	(2)	(20)	(180)	(7)	(3)
Total consumer	(2,806)	(2,119)	(3,493)	(1,835)	(2,219)

Total charge-offs	(5,170)	(15,735)	(17,114)	(6,885)	(6,388)

Recoveries:
Commercial:
Commercial	52	157	543	131	2,269
Commercial real estate	--	--	17	--	--
Real estate construction	54	1	3	46	--
Total commercial	106	158	563	177	2,269

Consumer:
Residential real estate first lien	--	161	9	134	1
Residential real estate second lien	31	36	27	132	12
Home equity lines	80	11	11	78	4
Consumer installment - indirect	23	33	33	34	18
Consumer other	5	29	1	1	1
Total consumer	139	270	81	379	36

Total recoveries	245	428	644	556	2,305

Net charge-offs	(4,925)	(15,307)	(16,470)	(6,329)	(4,083)

Provision for loan losses	2,597	9,599	18,013	4,960	3,009

Allowance for loan losses at end of quarter	$ 18,639	$ 20,967	$ 26,675	$ 25,132	$ 26,501

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended					As of and for the Years
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	Ended December 31,
	2010	2010	2010	2010	2009	2010	2009
Banking
Net interest income	$ 11,361	$ 11,231	$ 11,191	$ 11,742	$ 11,873	$ 45,525	$ 47,548
Provision for loan losses	2,597	9,599	18,013	4,960	3,009	35,169	16,660
Noninterest income	3,602	857	1,800	647	2,423	6,906	4,781
Noninterest expense	13,552	16,133	14,747	13,675	10,591	58,107	37,901
Earnings (loss) before income taxes	(1,186)	(13,644)	(19,769)	(6,246)	696	(40,845)	(2,232)
Income tax expense (benefit)	(792)	(4,370)	(6,311)	(3,076)	(57)	(14,549)	(896)
Net earnings (loss)	$ (394)	$ (9,274)	$ (13,458)	$ (3,170)	$ 753	$ (26,296)	$ (1,336)
Total assets at quarter end	$ 1,467,189	$ 1,650,297	$ 1,628,706	$ 1,645,468	$ 1,644,083	$ 1,467,189	$ 1,644,083

Wealth Management
Net interest income	$ 34	$ 34	$ 41	$ 40	$ 40	$ 149	$ 155
Noninterest income	5,130	4,638	4,593	4,618	4,570	18,979	16,907
Noninterest expense	3,612	3,442	3,547	3,562	3,022	14,163	12,248
Earnings before income taxes	1,552	1,230	1,087	1,096	1,588	4,965	4,814
Income tax expense	546	438	385	388	575	1,757	1,788
Net earnings	$ 1,006	$ 792	$ 702	$ 708	$ 1,013	$ 3,208	$ 3,026
Total assets at quarter end	$ 63,244	$ 63,933	$ 62,518	$ 61,316	$ 59,618	$ 63,244	$ 59,618

Insurance
Net interest income	$ 4	$ 5	$ 5	$ 5	$ 6	$ 19	$ 17
Noninterest income	1,127	1,533	1,554	1,644	1,100	5,858	5,649
Noninterest expense	1,125	1,153	1,101	1,027	1,074	4,406	4,275
Earnings before income taxes	6	385	458	622	32	1,471	1,391
Income tax expense	4	134	161	218	21	517	498
Net earnings	$ 2	$ 251	$ 297	$ 404	$ 11	$ 954	$ 893
Total assets at quarter end	$ 9,095	$ 9,063	$ 8,714	$ 8,053	$ 7,962	$ 9,095	$ 7,962

Other
Net interest expense	$ (298)	$ (301)	$ (298)	$ (297)	$ (298)	$ (1,194)	$ (1,225)
Loss before income taxes	(298)	(301)	(298)	(297)	(298)	(1,194)	(1,225)
Income tax benefit	(104)	(106)	(104)	(104)	(104)	(418)	(428)
Net loss	$ (194)	$ (195)	$ (194)	$ (193)	$ (194)	$ (776)	$ (797)
Total assets at quarter end	$ (71,711)	$ (72,631)	$ (74,323)	$ (76,921)	$ (76,308)	$ (71,711)	$ (76,308)

Consolidated
Net interest income	$ 11,101	$ 10,969	$ 10,939	$ 11,490	$ 11,621	$ 44,499	$ 46,495
Provision for loan losses	2,597	9,599	18,013	4,960	3,009	35,169	16,660
Noninterest income	9,859	7,028	7,947	6,909	8,093	31,743	27,337
Noninterest expense	18,289	20,728	19,395	18,264	14,687	76,676	54,424
Earnings (loss) before income taxes	74	(12,330)	(18,522)	(4,825)	2,018	(35,603)	2,748
Income tax expense (benefit)	(346)	(3,904)	(5,869)	(2,574)	435	(12,693)	962
Net earnings (loss)	$ 420	$ (8,426)	$ (12,653)	$ (2,251)	$ 1,583	$ (22,910)	$ 1,786
Total assets at quarter end	$ 1,467,817	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355	$ 1,467,817	$ 1,635,355

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended December 31,
	2010			2009
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 1,004,472	$ 14,702	5.81%	$ 1,085,616	$ 16,237	5.93%
Securities - TE yield	292,241	1,935	2.63%	241,267	2,237	3.68%
Federal funds sold and other	243,304	207	0.34%	205,944	210	0.40%
Total interest-earning assets - TE yield	1,540,017	16,844	4.34%	1,532,827	18,684	4.84%
Less: Allowance for loan losses	(20,433)			(27,197)
Noninterest-earning assets	131,861			111,470
Noninterest-earning assets held-for-sale	4,403			--
Total assets	$ 1,655,848			$ 1,617,100

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 148,875	$ 90	0.24%	$ 194,642	$ 236	0.48%
Money market and savings	298,725	368	0.49%	312,987	780	0.99%
Time deposits	386,634	2,104	2.16%	507,102	3,491	2.73%
Interest-bearing deposits held-for-sale	167,869	636	1.50%	--	--
Total interest-bearing deposits	1,002,103	3,198	1.27%	1,014,731	4,507	1.76%
Borrowings and repurchase agreements	220,042	2,128	3.84%	222,428	2,129	3.80%
Junior subordinated debentures	20,619	298	5.73%	20,619	298	5.73%
Total interest-bearing liabilities	1,242,764	5,624	1.80%	1,257,778	6,934	2.19%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	220,169			163,333
Noninterest-bearing deposits held-for-sale	14,767			--
Other liabilities	8,019			8,922
Other liabilities held-for-sale	197			--
Total liabilities	1,485,916			1,430,033
Shareholders' equity	169,932			187,067
Total liabilities and shareholders' equity	$ 1,655,848			$ 1,617,100

Net interest income - TE		$ 11,220			$ 11,750

Net interest spread - TE			2.54%			2.65%
Net interest margin - TE			2.89%			3.04%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Years Ended December 31,
	2010			2009
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 1,046,164	$ 61,433	5.87%	$ 1,146,839	$ 68,280	5.95%
Securities - TE yield	229,807	6,964	3.03%	220,317	8,698	3.95%
Federal funds sold and other	257,408	894	0.35%	148,059	702	0.47%
Total interest-earning assets - TE yield	1,533,379	69,291	4.52%	1,515,215	77,680	5.13%
Less: Allowance for loan losses	(24,751)			(25,503)
Noninterest-earning assets	127,162			110,963
Noninterest-earning assets held-for-sale	5,104			--
Total assets	$ 1,640,894			$ 1,600,675

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 146,863	$ 415	0.28%	$ 186,440	$ 888	0.48%
Money market and savings	264,227	1,763	0.67%	273,188	2,976	1.09%
Time deposits	403,236	9,215	2.29%	537,963	17,149	3.19%
Interest-bearing deposits held-for-sale	190,157	3,207	1.69%	--	--
Total interest-bearing deposits	1,004,483	14,600	1.45%	997,591	21,013	2.11%
Borrowings and repurchase agreements	219,914	8,510	3.87%	231,648	8,493	3.67%
Junior subordinated debentures	20,619	1,194	5.79%	20,619	1,225	5.94%
Total interest-bearing liabilities	1,245,016	24,304	1.95%	1,249,858	30,731	2.46%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	189,071			152,873
Noninterest-bearing deposits held-for-sale	16,188			--
Other liabilities	9,210			10,334
Other liabilities held-for-sale	242			--
Total liabilities	1,459,727			1,413,065
Shareholders' equity	181,167			187,610
Total liabilities and shareholders' equity	$ 1,640,894			$ 1,600,675

Net interest income - TE		$ 44,987			$ 46,949

Net interest spread - TE			2.57%			2.67%
Net interest margin - TE			2.93%			3.10%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2010	2010	2010	2010	2009

Shareholders' equity (GAAP)	$ 167,961	$ 169,706	$ 177,873	$ 190,210	$ 186,668
Less: Preferred stock	29,500	29,368	29,238	29,107	28,976
Goodwill and other intangible assets, net	40,515	40,675	40,833	40,991	41,150
Tangible common equity (1)	$ 97,946	$ 99,663	$ 107,802	$ 120,112	$ 116,542

Total assets (GAAP)	$ 1,467,817	$ 1,650,662	$ 1,625,615	$ 1,637,916	$ 1,635,355
Less: Goodwill and other intangible assets, net	40,515	40,675	40,833	40,991	41,150
Tangible assets	$ 1,427,302	$ 1,609,987	$ 1,584,782	$ 1,596,925	$ 1,594,205

Common shares outstanding at end of period	11,431	11,380	11,380	11,162	10,504

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended			Years Ended
	December 31,			December 31,
	2010	2009		2010	2009
Net interest income (GAAP)	$ 11,101	$ 11,621		$ 44,499	$ 46,495
Taxable-equivalent adjustment (1)	119	129		488	454
Net interest income on a taxable-equivalent basis	$ 11,220	$ 11,750		$ 44,987	$ 46,949

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.
CONTACT: L. Anderson Creel
         Chief Financial Officer
         713.787.3138

         James S. D'Agostino, Jr.
         Chairman and CEO
         713.787.3103